UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2005
DAVE & BUSTER’S, INC.
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	0000943823 (Commission File Number)	43-1532756 (IRS Employer Identification Number)
2481 Manana Drive
Dallas Texas 75220
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 357-9588
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.
     This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed on August 4, 2005.
     On July 29, 2005, the Compensation Committee of the Board of Directors of Dave & Buster’s, Inc. (the “Company”) approved the issuance under the Dave & Buster’s, Inc. 2005 Long-Term Incentive Plan of an aggregate 211,250 shares of restricted stock to certain of its employees, executive officers and directors. The award value of the granted shares of restricted stock was $18.88 per share, based on the closing price of the Company’s common stock on July 29, 2005. The restrictions under the employee and executive officer performance stock award agreements will lapse based upon the Company’s achievement of certain financial targets approved by the Compensation Committee or, if earlier, the occurrence of a change in control of the Company or the death or incapacity of the recipient, all as determined in accordance with the terms of the Long-Term Incentive Plan. The restrictions under the non-employee director stock award agreements will lapse in February 2008 or, if earlier, the occurrence of a change in control of the Company or the death or incapacity of the recipient.
     A schedule of the grants made to the Company’s directors and all named executive officers as set forth in the proxy statement filed for the Company’s recently completed annual meeting of stockholders is filed as Exhibit 10.1 to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of businesses acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Exhibits. The following are filed as Exhibits to this Report.
10.1	Schedule of Restricted Stock Option Grants to Directors and Named Executive Officers*

10.2	Form of Restricted Stock Agreement (Performance Award)*

10.3	Form of Restricted Stock Agreement (Directors)*

*	This exhibit is incorporated by reference from the Company’s Form 8-K filed on August 4, 2005.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S, INC.
Date: August 5, 2005	By:	/s/ William C. Hammett, Jr.
William C. Hammett, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Schedule of Restricted Stock Option Grants to Directors and Named Executive Officers*
10.2	Form of Restricted Stock Agreement (Performance Award)*
10.3	Form of Restricted Stock Agreement (Directors)*
* This exhibit is incorporated by reference from the Company’s Form 8-K filed on August 4, 2005.